UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
(Amendment No. )

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

STEEL PARTNERS HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware	13-3727655
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Units, no par value	The New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: _________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable.
(Title of Class)

Item 1.    Description of Registrant's Securities to be Registered.

The description of the common units of Steel Partners Holdings L.P., a Delaware limited partnership (the "Company") set forth under the caption "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 10 (File No. 000-54565), originally filed with the Securities and Exchange Commission on December 15, 2011, as subsequently amended, is hereby incorporated by reference herein.

Item 2.   Exhibits.

Exhibit No.	Description

3.1	Certificate of Limited Partnership.*

3.2	Amendment to the Certificate of. imited Partnership, dated April 2, 2009.*

3.3	Amendment to the Certificate of Limited Partnership, dated January 20, 2010.*

3.4	Amendment to the Certificate of Limited Partnership, dated October 15, 2010.*

3.5	Third Amended and Restated Limited Partnership Agreement of Steel Partners Holdings L.P., dated as of July 14, 2009.*

* Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form 10 filed by Steel Partners Holdings L.P. on December 15, 2011 (File No. 000-54565).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2012	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc. Its General Partner

	By:	/s/ James F. McCabe, Jr.
		Name:	James F. McCabe, Jr.
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Limited Partnership.*

3.2	Amendment to the Certificate of. imited Partnership, dated April 2, 2009.*

3.3	Amendment to the Certificate of Limited Partnership, dated January 20, 2010.*

3.4	Amendment to the Certificate of Limited Partnership, dated October 15, 2010.*

3.5	Third Amended and Restated Limited Partnership Agreement of Steel Partners Holdings L.P., dated as of July 14, 2009.*

* Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form 10 filed by Steel Partners Holdings L.P. on December 15, 2011 (File No. 000-54565).